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                                    EXHIBIT 23.1

                           Consent of Ernst & Young LLP

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                                                            Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related prospectus of Michaels Stores, Inc. for the registration of up to 1,000,000 shares of common stock and to the incorporation by reference therein of our report dated March 6, 1995 with respect to the consolidated financial statements of Michaels Stores, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1995, filed with the Securities and Exchange Commission.

                                             ERNST & YOUNG LLP

Dallas, Texas
August 9, 1995